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                                                               EXHIBIT 3.6



             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the 'Corporation') is Time Warner Telecom Inc.

      2. The registered office of the Corporation within the State of Delaware is hereby changed to 1209 Orange Street, Wilmington, Delaware 19801, Country of New Castle.

      3. The registered agent of the Corporation within the State of Delaware is hereby changed to The Corporation Trust Company, the business office which is identical with the registered office of the Corporation as hereby changed.

      4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on July 1, 1998.

                                          /s/ Marie N. White
                                          ----------------------
                                          Marie N. White
                                          Assistant Secretary

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